UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    August 10, 2018

CVB FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

California	0-10140	95-3629339
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

701 North Haven Avenue, Ontario, California	91764
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (909) 980-4030

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

On August 13, 2018, CVB Financial Corp. (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) reporting the announcement of the appointment of Marshall V. Laitsch as a Board member and information regarding his compensation arrangement. This Form 8-K/A amends the original Form 8-K to include Mr. Laitsch’s committee assignments.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of a New Director

On August 13, 2018, the Company filed a Form 8-K which, among other things, announced the completion of the Company’s merger transaction with Community Bank (“Community”) and the appointment of Marshall V. Laitsch, who was previously a director of Community, to the respective boards of directors of the Company and its wholly-owned subsidiary, Citizens Business Bank (“Citizens”), with such appointment to be effective upon consummation of the merger transaction.

At their regular monthly meeting on August 22, 2018, the respective boards of directors of the Company and Citizens considered board committee memberships for Mr. Laitsch, and it was determined at such meeting that Mr. Laitsch will serve on the Audit Committee, the Nominating and Corporate Governance Committee, and the Compensation Committee of the Company, and on the Balance Sheet Management Committee, the Trust Services Committee, and the Risk Management Committee of Citizens.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVB FINANCIAL CORP. (Registrant)

Date: August 23, 2018	By: /s/ E. Allen Nicholson
Executive Vice President and Chief Financial Officer